UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  February 27, 2024

RISKON INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40701	30-0680177
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11411 Southern Highlands Pkwy., Suite 240, Las Vegas, NV 89141

(Address of principal executive offices) (Zip Code)

(800) 762-7293

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ROI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 21, 2024, RiskOn International, Inc., a Nevada corporation (the “Company”) received a letter (the “Letter”) from the Listing Qualifications staff (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the Staff has determined that the Company has violated Nasdaq Listing Rule 5110(a) (the “Business Combination Rule”) and Listing Rule 5635(b) (the “Shareholder Approval Rule”) as a result of the acquisition of BitNile.com, Inc. (“BNC”), which closed on March 6, 2023 (the “Business Combination”). According to the Letter, the alleged violations of the Business Combination Rule and Shareholder Approval Rule relates to, “changes in the Company’s business, financial structure and ownership, and ultimately changes in management and the [Company’s] Board [of Directors] since the Business Combination closed on March 6, 2023, the last of which were effected on January 29, 2024. At the time the Company closed the Business Combination, it appeared to delay the change of control determination under the [Business Combination] Rule by implementing a 19.9% beneficial ownership limitation on conversion of the preferred stock issued to Ault Alliance, Inc. (‘AAI’) pending shareholder approval of issuances of common stock in excess of such limitation (the ‘Cap’). Following shareholder approval, the preferred stock owned by AAI would become convertible into greater than 50% of the Company’s shares and voting power outstanding. However, the Company never sought shareholder approval to remove the Cap. Yet during the intervening time since the Business Combination to January 29, 2024, AAI made significant changes to the Company’s management and Board of Directors…[f]ollowing these changes, officers and directors of AAI now comprise a majority of the Company’s Board of Directors with four of seven directorships, and the Company’s senior management has been entirely replaced by AAI’s senior management. Additionally, the Company’s financial statements are consolidated with that of its parent, AAI, which is also indicative of AAI’s control position. Accordingly, Staff determined that a change of control has occurred based on, but not limited to, changes in the Company’s management, board of directors, as well as AAI’s voting power, AAI’s ownership of the companies securities, the size of AAI’s investment in the Company and financial structure of the Company.”

In addition, the Letter stated that Staff determined that the that the Company has violated the Shareholder Approval Rule in connection with the issuance of 603.44 shares of newly designated Series D Convertible Preferred Stock of the Company (the “Preferred Stock”) in exchange for the cancellation of $15,085,930.69 of cash advances made by AAI to the Company between January 1 and November 9, 2023. According to the Letter, the alleged violation is because the Preferred Stock is convertible into shares of the Company’s common stock (the “Common Stock”) and vote, on an as-converted basis, with the Company’s common stock, subject to limitations.

According to the Letter, trading of the Common Stock will be suspended. As previously disclosed, the Company has appealed a prior determination of the Staff to delist the Common Stock to a Hearings Panel (the “Panel”). The Panel will hear the Company’s appeal on February 29, 2024 and the Company will request that the Panel lift the suspension of trading of the Common Stock. Notwithstanding the appeal, the trading suspension will be implemented at the open of the market on February 28, 2024. In the event the Company is successful in the appeal, the trading suspension may be terminated, thereby allowing trading in the Common Stock to resume on Nasdaq. Initially following the trading suspension, the Common Stock may be traded on the Pink Current Information tier of the over-the-counter market. The Company will make additional disclosures relating to the trading post-suspension as that information becomes available.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RISKON INTERNATIONAL, INC.

Dated: February 27, 2024	/s/ Henry Nisser
Henry Nisser President and General Counsel